EXHIBIT 23


                INDEPENDENT AUDITORS' CONSENT




KPMG Peat Marwick LLP (Logo)
Certified Public Accountants

CityPlace II
Hartford, CT 06103-4103


                       Independent Auditors' Consent
                       _____________________________

The Board of Directors
MacDermid, Incorporated:

We consent to incorporation by reference in the Registration
Statements (Nos. 2-66987 and 2-68181) on Form S-8 of MacDermid, Incorporated of our reports dated May 13, 1997, except as to note 8 which is May 28, 1997, relating to the consolidated balance sheets of MacDermid, Incorporated and subsidiaries as of March 31, 1997 and 1996, and the related consolidated statements of earnings, cash flows and changes in shareholders' equity for each of the years in the three-year period ended March 31, 1997, and related schedule, which reports appear or are incorporated by reference in the March 31, 1997 annual report on Form 10-K of MacDermid, Incorporated.

Our report refers to a change in the Company's method of accounting for postemployment benefits.


  /s/ KPMG Peat Marwick LLP


June 30, 1997